EXHIBIT 99.1

News Release

Woodward, Inc.
1000 East Drake Road
Fort Collins, Colorado 80525, USA
Tel: 970-482-5811
Fax: 970-498-3058

FOR IMMEDIATE RELEASE

CONTACT:	Robert F. Weber, Jr. Vice Chairman, Chief Financial Officer & Treasurer 970-498-3112

Woodward, Inc. Changes to Aerospace and Energy
Financial Reporting Segments

Fort Collins, Colo., November 7, 2011—Woodward, Inc. (NASDAQ:WWD) today announced that the company will now report its financial results through two reporting segments: Aerospace and Energy. This change will be reflected in the reported results for the fourth quarter and full year ended September 30, 2011.

“We have been expanding our focus on the broader control solution requirements of the aerospace and energy markets. This has led us to new and more integrated systems offerings and opportunities across our businesses for organic growth,” explained Thomas A. Gendron, Chairman and Chief Executive Officer. “We are modifying our external reporting segments to reflect this coordinated approach to these strategic markets.”

Aerospace
Woodward’s Aerospace segment is a leader in controls for aircraft propulsion systems, as well as motion control and actuation systems for critical aerospace and defense platforms. The Aerospace segment combines the aircraft propulsion portion of the former Turbine Systems segment with the former Airframe Systems segment.

The Aerospace segment designs, produces and services high-performance fuel, air and combustion systems, cockpit controls, and flight and utility surface actuation systems. The Aerospace segment’s systems and components are on the world’s leading fixed wing and rotorcraft platforms in the commercial, business and military aerospace markets. In addition, the Aerospace segment produces critical motion control systems for weapons and ground defense systems.

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Energy
Woodward’s Energy segment focuses on setting the global standard for control systems used in:

•	energy resource extraction, transportation and processing,

•	electricity generation, distribution, and storage, and

•	locomotives, ships, and alternative-fuel vehicles.

Woodward’s Energy segment combines the former Engine Systems and Electrical Power Systems segments with the industrial turbine portion of the former Turbine Systems segment.

The Energy segment designs, produces, and services high-performance fuel, air and combustion systems, motion control products, and electrical power conversion and management systems. The Energy segment’s systems and products control industrial gas and steam turbines, reciprocating engines, compressors, wind turbines, electrical power equipment, and other energy-related industrial equipment.

The company has included later in this press release certain unaudited historical financial results for fiscal years 2009 and 2010, as well as quarterly data for fiscal 2010 and the first three quarters of fiscal 2011, which have been revised to reflect the new segment reporting structure. The segment changes do not impact the company’s audited consolidated balance sheet, statement of income, or cash flows.

About Woodward, Inc.

Woodward is an independent designer, manufacturer, and service provider of control solutions for the aerospace and energy markets. Our aerospace systems and components optimize the performance of fixed wing and rotorcraft platforms in the commercial, business and military aircraft, ground vehicles and other equipment. Our energy-related systems and components enhance the performance of industrial gas and steam turbines, reciprocating engines, compressors, wind turbines, electrical grids and other energy-related industrial equipment. The company’s innovative fluid energy, combustion control, electrical energy, and motion control systems help customers offer cleaner, more reliable and more efficient equipment. Our customers include leading original equipment manufacturers and end users of their products. Woodward is headquartered in Fort Collins, Colo., USA. Visit our website at www.woodward.com.

The statements in this release concerning the company’s future sales, earnings, business performance, prospects, and the economy in general reflect current expectations and are forward-looking statements that involve risks and uncertainties. Actual results could differ materially from projections or any other forward-looking statement and we have no obligation to update our forward-looking statements. Factors that could affect performance and could cause actual results to differ materially from projections and forward-looking statements are described in Woodward’s Annual Report and Form 10-K for the year ended September 30, 2010 and any subsequently filed Quarterly Report on Form 10-Q.

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Woodward, Inc. and Subsidiaries
Financial Results Revised for Segment Change
	Year Ending September 30,
	2009	2010
External net sales:
Aerospace	$704,771	$769,379
Energy	725,354	687,651

Total	$1,430,125	$1,457,030

Segment earnings:
Aerospace	$104,550	$112,171
Energy	96,938	94,014

Total	$201,488	$206,185

Segment earnings as percentage of sales:
Aerospace	14.8%	14.6%
Energy	13.4%	13.7%

Earnings Reconciliation:
Total segment earnings	$201,488	$206,185
Nonsegment expenses	(46,578)	(22,434)
Interest expense and income, net	(32,498)	(28,876)

Consolidated earnings before income taxes	$122,412	$154,875

Segment Assets:
Aerospace	$1,042,956	$994,868
Energy	439,167	461,900
Total segment assets	1,482,123	1,456,768
Unallocated corporate property, plant and equipment, net	6,857	6,111
Other unallocated assets	207,442	200,354
Consolidated total assets	$1,696,422	$1,663,233

Segment depreciation and amortization:
Aerospace	$38,643	$50,611
Energy	22,452	21,165
Total segment depreciation and amortization	61,095	71,776
Unallocated corporate amounts	2,853	3,840
Consolidated depreciation and amortization	$63,948	$75,616

Segment capital expenditures:
Aerospace	$11,612	$13,744
Energy	15,158	11,578
Total segment capital expenditures	26,770	25,322
Unallocated corporate amounts	2,177	2,782
Consolidated capital expenditures	$28,947	$28,104

Woodward, Inc. and Subsidiaries
Financial Results Revised for Segment Change
	Three Months Ending

	December 31, 2009	March 31, 2010	June 30, 2010	September 30, 2010

External net sales:
Aerospace	$180,384	$185,196	$191,150	$212,649
Energy	$158,924	$164,156	$165,217	$199,354

Total	$339,308	$349,352	$356,367	$412,003

Segment earnings:
Aerospace	$26,204	$26,678	$28,564	$30,725
Energy	$18,837	$21,659	$22,425	$31,093

Total	$45,041	$48,337	$50,989	$61,818

Segment earnings as percentage of sales:
Aerospace	14.5%	14.4%	14.9%	14.4%
Energy	11.9%	13.2%	13.6%	15.6%

Earnings Reconciliation:
Total segment earnings	$45,041	$48,337	$50,989	$61,818
Nonsegment expenses	($5,410)	($5,315)	($6,085)	($5,624)
Interest expense and income, net	($8,141)	($7,204)	($6,852)	($6,679)

Consolidated earnings before income taxes	$31,490	$35,818	$38,052	$49,515

	Three Months Ending
	December 31, 2010	March 31, 2011	June 30, 2011
External net sales:
Aerospace	$181,144	$204,945	$215,242
Energy	183,931	213,921	223,225

Total	$365,075	$418,866	$438,467

Segment earnings:
Aerospace	$19,914	$33,241	$35,402
Energy	24,503	26,941	29,251

Total	$44,417	$60,182	$64,653

Segment earnings as percentage of sales:
Aerospace	11.0%	16.2%	16.4%
Energy	13.3%	12.6%	13.1%

Earnings Reconciliation:
Total segment earnings	$44,417	$60,182	$64,653
Nonsegment expenses	(6,564)	(7,481)	(7,554)
Interest expense and income, net	(6,378)	(6,214)	(6,244)

Consolidated earnings before income taxes	$31,475	$46,487	$50,855